UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective as of June 3, 2008, Bonnie Mills, Ph.D. resigned as Vice President, Clinical Operations of IDM Pharma, Inc. (the “Company”). Jeffrey W. Sherman, M.D., Senior Vice President, Research and Development and Chief Medical Officer of the Company, continues to have day to day responsibility for all clinical operations activities of the Company.
On July 9, 2008, Dr. Mills and the Company entered into a letter agreement regarding the terms of her separation from the Company (the “Letter Agreement”) and continuation as an ongoing consultant to the Company. Under the terms of the Letter Agreement, Dr. Mills shall be available to provide consulting services to the Company through September 30, 2008 , as determined and requested by Dr. Sherman, and is entitled to the following payments from the Company: (i) severance payments consisting of nine months of her base salary in effect at the time of her resignation, less required deductions, paid in three installments over the period of six-months from the date of the Letter Agreement and (ii) COBRA health insurance premiums payable until the earlier of June 3, 2009 or the date upon which Dr. Mills becomes employed by another organization offering group health insurance coverage.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: July 15, 2008	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President, Finance and Administration and Chief Financial Officer